UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

FREMONT MICHIGAN INSURACORP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50926

MI	421609947
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

933 East Main Street, Fremont, MI 49412

(Address of principal executive offices, including zip code)

231-924-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 6, 2010, Fremont Michigan Insuracorp, Inc. (the “Company”) issued a press release announcing that the Company had entered into a Business Loan Agreement and Promissory Note (the “Agreement”) with The Huntington National Bank. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The Agreement provides the Company a $7 million unsecured line of credit. The Agreement matures on December 2, 2011. Borrowings under the agreement will bear interest at the London Interbank Offered Rate plus 2.5%. The Agreement contains customary covenants with which the Company must comply. The line of credit was established for general corporate purposes. No borrowings have been made under the Agreement as of the date of this Report.

The aforementioned description of the Agreement does not constitute a complete summary of its terms and conditions and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1. A copy of the Agreement is filed as an exhibit to this Report and is incorporated by reference in Items 1.01 and 2.03.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of the Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Business Loan Agreement and Promissory Note between Fremont Michigan Insuracorp, Inc. and The Huntington National Bank, dated December 3, 2010

99.1	Press release date December 6, 2010

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT MICHIGAN INSURACORP, INC.

Dated: December 6, 2010	By:	/s/ Richard E. Dunning
Richard E. Dunning
President and CEO